EXHIBIT 99.19

From: Robert L. Chapman, Jr.
Sent: Friday, March 27, 2009 5:12 AM
To: 'Howard W. Speaks Jr.'; 'Donald S. Bates'; 'Peter W. Gilson'
Subject: EDCI Holdings (EDCI): EDC: Personnel: Klinger Sony-related Compensation

March 27, 2009

EDCI Compensation Committee,

Thank you for taking the time to consider the very important issue of MWK’s $25,000 Sony-related bonus.

I cannot emphasize enough the demoralizing effect that will occur in Fishers amongst our truly valuable remaining members of the Office of the CFO should MWK’s $25,000 bonus remain intact. In fact, I predict that one or both of them leaves the firm within months should this occur, as they realize the two of them are carrying 95% of the weight of the finance group, despite being paid 50% of MWK’s salary (forgetting the bonus).

Please keep in mind the following, and also read if you have the time the red text interview from March 16, 2009 below. Also please do not contact MWK on this matter until after EDCI has completed filing its year-end 2008 documents; to contact him earlier may be very unwise.

1) Severance Pay Policy Violation (costing EDC over $176,000 in unnecessary, unauthorized severance pay @ 200% maximum amount/head);

2) March 2009 Board Meeting Preparation Disorganization (including EM’ing RJM 01/2009 BoD Meeting Minutes);

3) Blackburn – Hannover Consolidation Feasibility Study Disorganization (forcing MWK team week of all nighters);

4) EDC Credit Agreement Ignorance (thought loan interest rate was 100% higher than actual rate);

5) EDC Creditor Mis-Communication (i.e., Wachovia repercussions vis-à-vis Consolidation Plan and Intangible Writeoff);

6) EDCI 4Q2008 Investor Conference Call Script Ghost-writing by MDN (w/o MWK Review)’

7) EDC Financial Statement Ignorance (told RLCjr that EDC 4Q2008 gross margin % was 40% vs. 19% reality)

RLCjr